Exhibit 10.1

PROMISSORY NOTE

$375,000,000.00	San Diego, California July 20, 2023

FOR VALUE RECEIVED, KR ONE PASEO RESIDENTIAL, LLC, a Delaware limited liability company, KR ONE PASEO RETAIL, LLC, a Delaware limited liability company, and KR ONE PASEO OFFICE, LLC, a Delaware limited liability company (collectively, "Maker"), each having an office at c/o Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, promises to pay to NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company ("Holder"), having its principal office at 51 Madison Avenue, New York, New York 10010-1603, or order, without offset, at its principal office in New York, New York, or at such other place as may be designated in writing by Holder, the principal sum of Three Hundred Seventy-Five Million and 00/100 Dollars ($375,000,000.00), lawful money of the United States of America, together with interest thereon at the rate ("Interest Rate") of five and 90/100th percent (5.90%) per annum, payable in monthly payments of interest only ("Payments") in the amount of One Million Eight Hundred Forty-Three Thousand Seven Hundred Fifty and 00/100 Dollars ($1,843,750.00), commencing on the tenth (10th) day of September, 2023 and payable on the tenth (10th) day of each and every month thereafter until and including August 10, 2034 ("Maturity Date"). In addition, on the Maturity Date, Maker shall pay to Holder the entire unpaid principal balance of this Note, together with all interest then accrued thereon pursuant to this Note and all other Obligations (as hereinafter defined) then unpaid pursuant to the Loan Instruments (as hereinafter defined). Holder shall apply each Payment, when received, first to the Obligations, other than principal and interest, which are then due and payable, but only if so elected by Holder in its sole and absolute discretion, and then to the payment of accrued interest on the outstanding principal balance hereof and the remainder to the reduction of such principal balance. Interest from the date hereof through and including August 9, 2023, is due and payable on the date of this Note and shall be computed on the basis of the actual number of days in such period over a 360-day year.
1.    Loan Instruments. This Note is governed and secured by, among other things, (a) a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Security Instrument"), dated as of the date hereof, granted by Maker to Holder and encumbering the premises and other property (the "Secured Property") more particularly described in the Security Instrument, (b) an Assignment of Leases, Rents, Income and Cash Collateral, dated as of the date hereof, from Maker to Holder, and (c) a multi-purpose side letter agreement dated as of the date hereof, by and among Holder, Maker and Guarantor (the "Side Letter"). Obligations, Loan Instruments and all other capitalized terms used in this Note and not expressly defined herein shall have the meanings assigned to such terms in the Security Instrument. The terms and provisions of the Loan Instruments, other than this Note, are hereby fully incorporated into this Note by reference.
2.    ACH. In the event that electronic fund transfer debiting is established for regularly scheduled payments under the Loan Instruments, Maker will cooperate with Holder and provide such documentation as is required to effectuate such payments by electronic fund transfer debit transactions through the Automated Clearing House network. Once the payment authorization is established, the failure of the electronic funds transfer debit entry transaction to be timely completed, for whatever reason, other than Holder's failure to initiate the debit, shall not relieve Maker of its obligations to make all payments required hereunder or under the other Loan Instruments when due, and to comply with Maker's other obligations under the Loan Instruments.
3.    Default Interest. From and after the occurrence of an Event of Default (other than an Event of Default which Lender, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), the aggregate amount of the Obligations shall automatically bear interest at an annual rate ("Increased Rate") equal to the Interest Rate plus five percentage points (5%), unless compliance with applicable law requires a lesser interest rate, in which event the aggregate amount of the Obligations shall bear interest at the maximum rate permitted by law.
4.    Late Charge. Any default in the making of any Payment or in the making of any payment due pursuant to Section 1.04 of the Security Instrument or in the making of any other deposit or reserve due pursuant to any Loan Instrument on the date the same is due will result in loss and additional expense to Holder in servicing the Obligations, handling such delinquent payments and meeting its other financial obligations. Accordingly, upon the occurrence of any such default, Maker shall pay, without regard to any grace periods, a late charge ("Late Charge") of four percent (4%) of each such overdue payment. Maker agrees that (a) the exact amount of such loss and additional expense is extremely difficult, if not impossible to determine, (b) the Late Charge is a reasonable estimate of such loss and expense and therefore does not constitute a penalty and (c) in addition to, and not in lieu of, the exercise of any other remedies to which Holder may be entitled, Holder may collect from Maker all Late Charges for the purpose of defraying such loss and expense, unless applicable law requires a lesser such charge, in which event Holder may collect from Maker a Late Charge at the maximum rate permitted by applicable law. For the avoidance of doubt, no Late Charge shall be applied with respect to the payment of the outstanding principal balance due on the Maturity Date.
5.    Prepayment.
(a)    Maker may not prepay the Obligations prior to September 10, 2025 (such period from the Closing Date through September 9, 2025, the "Closed Period"). On or at any time after September 10, 2025, Maker may prepay the outstanding principal balance of this Note (in whole but not in part), together with accrued interest thereon to the date of prepayment and any other outstanding Obligations, provided that (i) Maker gives Holder not less than thirty (30) days and not more than one hundred (100) days prior written notice of Maker's intention to make such prepayment, (ii) at least five (5) Business Days prior to the prepayment date, Maker gives Holder written notice confirming the actual prepayment date and (iii) in addition to paying the entire outstanding principal balance of this Note, all accrued interest thereon and any other outstanding Obligations, Maker pays to Holder the Make-Whole Amount. Any notice of prepayment may be rescheduled to a later date or rescinded by Maker provided that Maker (i) delivers to Holder notice of said rescheduling or recission at least five (5) days prior to the date scheduled for prepayment, (ii) pays to Holder in connection with each rescheduling or recission after the first rescheduling or recission, together with said rescheduling or recission notice, a fee equal to $1,000 and (iii) shall be responsible for the prompt payment of all reasonable costs actually incurred by Holder in connection with any rescinded prepayment notice. Any prepayment notice given by Maker shall be deemed null and void if the prepayment covered by such notice is not made within thirty (30)

days following the date specified in Maker's prepayment notice as the designated date for prepayment.
(b)    "Make-Whole Amount" with respect to any prepayment that occurs after the Closed Period means an amount equal to the greater of (i) one percent (1%) of the then entire outstanding principal balance of this Note or (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest (including the balloon payment on the Maturity Date), determined by discounting such payments at the Monthly Equivalent Treasury Security Rate (as hereinafter defined), less the amount of principal being prepaid, provided such difference shall not be less than zero. "Monthly Equivalent Treasury Security Rate" means the rate which, when compounded monthly, results in a yield that is equivalent to the yield on the Most Recently Auctioned U.S. Treasury Security (as hereinafter defined), which is compounded semi-annually, plus fifty (50) basis points, having the same maturity date as this Note (or if there is not a Most Recently Auctioned U.S. Treasury Security with the same maturity date as the maturity date of this Note, then the linearly interpolated yield-to-maturity of the two Most Recently Auctioned U.S. Treasury Securities have the next longer and the next shorter remaining terms to maturity), as reported in the Bloomberg News Service (or, if Bloomberg New Service is no longer available, The Wall Street Journal or another daily financial service or publication of national circulation reasonably selected by Holder) as of the close of business on the second (2nd) Business Day preceding the date of prepayment. "Most Recently Auctioned U.S. Treasury Security" means the U.S. Treasury bonds, notes and bills with maturities of thirty (30) years, ten (10) years, five (5) years, three (3) years, two (2) years, one (1) year, six (6) months and three (3) months that were most recently auctioned by the United States Treasury Department as of the date the Make-Whole Amount is calculated. Maker waives any right of prepayment except as expressly provided herein and as may be provided in the other Loan Instruments. If Maker prepays all Obligations on or after May 10, 2034 and after not less than thirty (30) days prior written notice to Holder, Maker shall not be required to pay the Make-Whole Amount.
(c)    Notwithstanding the foregoing, in the event of a casualty or condemnation with respect to the Secured Property, provided that (i) no Event of Default has occurred, other than an Event of Default which Holder, in its sole discretion, has accepted a cure in writing (or otherwise waived in writing in Holder’s sole discretion) and (ii) Holder, in accordance with the terms of the Loan Instruments, upon notice to Maker ("Holder's Application Election Notice"), does not permit the insurance proceeds or condemnation award, as applicable, to be used for the restoration of the Secured Property and elects to apply such award or proceeds to the Obligations, then no Make-Whole Amount shall be due with respect to such application of the insurance proceeds or condemnation award to the Obligations.
(d)    Notwithstanding anything contained herein to the contrary, Maker shall have the right to partially prepay the Obligations under this Note in connection with (i) a transfer pursuant to Section 4 of the Side Letter or (ii) a Release pursuant to Section 7 of the Side Letter, in each case provided that (x) all of the conditions set forth in the Side Letter with respect to such transfer or Release, respectively, have been satisfied and the partial prepayment is made simultaneous with the transfer or Release, (y) such prepayment amount does not exceed the minimum amount necessary to satisfy the conditions set forth in the Side Letter with respect to such transfer or Release, respectively, and (z) Maker shall pay the Make-Whole Amount (if any) with respect to the amount of such prepayment. For purposes of a partial prepayment under this clause (d), such prepayment may occur during the Closed Period to the extent permitted pursuant to the terms of the Side Letter.
6.    Event of Default. If the outstanding principal balance of this Note or any portion thereof shall become due and payable or shall be paid as a result of (a) an Event of Default (which Event of Default shall be presumed to be, and conclusively shall be deemed to be a willful default and a deliberate attempt on Maker's part to avoid payment of the Make-Whole Amount), (b) the exercise by Maker or any other person of any right of redemption or the taking by Maker or any other person of any other action to prevent a foreclosure of the Secured Property, (c) any prepayment of the Loan in connection with a foreclosure or similar proceeding or a foreclosure judgment, (d) a casualty or condemnation with respect to the Secured Property not addressed by Section 5(c) above, or (e) any other prepayment not permitted by the Loan Instruments, then Maker shall pay to Holder the Make-Whole Amount computed, to the extent not prohibited by applicable law, as if Maker had elected to prepay this Note, as provided in Section 5(b) above, on the date of such Event of Default, exercise, action, casualty or condemnation, as applicable. If such Event of Default, exercise, action, casualty or condemnation occurs during the Closed Period, then, to the extent not prohibited by applicable law, the Make-Whole Amount shall be equal to the greater of (a) ten percent (10%) of the principal balance of this Note then unpaid or (b) the Make-Whole Amount, as calculated in the manner set forth in Section 5(b) above.
7.    Acceleration. From and after the existence of an Event of Default, Holder, at its option, may declare all Obligations to be immediately due and payable, then or thereafter, as Holder may elect, regardless of the stated Maturity Date of this Note.
8.    Costs. If Holder collects all or any part of the Obligations by an action, at law or in equity, or in any bankruptcy, receivership or other court proceeding (whether at the trial or appellate level), or if this Note is placed in the hands of attorney(s) for collection, Maker shall pay, in addition to the principal and interest due or deemed to be due, whether by acceleration or otherwise, and in addition to the Make-Whole Amount (a) all out-of-pocket costs, including, without limitation, attorneys' fees and expenses, of collecting or attempting to collect all amounts due pursuant to this Note and all other Obligations, of enforcing or attempting to enforce Holder's rights and remedies pursuant to the Loan Instruments and of protecting the collateral securing this Note, (b) all Late Charges due pursuant to this Note and (c) interest, at the Increased Rate, computed on the amount of the Obligations.
9.    Remedies. The failure by Holder to exercise any right, power, privilege, remedy or option as to maturity, foreclosure or otherwise, provided in any Loan Instrument or otherwise available at law or in equity (each a "Remedy" and collectively, "Remedies") before or after any Event of Default, in any one or more instances, or the acceptance by Holder of any partial payment or partial performance, shall not constitute a waiver of any default or any Remedy, each of which shall remain continuously in force, until waived in writing by Holder. Holder, at its option, may rescind, in writing, any acceleration of this Note, but the tender and acceptance of partial payment or partial performance alone shall not rescind or in any other way affect any acceleration of this Note or the exercise by Holder of any of its Remedies.
10.    Usury Savings Clause. Maker and Holder intend to comply strictly with all usury laws now or hereafter in force in the jurisdiction ("State") in which the Secured Property is located,

and all interest payable pursuant to this Note or any other Loan Instrument shall be reduced to the maximum amount which is not in excess of the maximum non-usurious rate of interest applicable to this Note or any other Loan Instrument ("Legal Rate") allowed under the usury laws of the State, as now or hereafter construed by the courts having jurisdiction over such matters. If the aggregate of all interest (whether designated as interest, Late Charges, Make-Whole Amount or otherwise) contracted for, chargeable or receivable pursuant to this Note or any other Loan Instrument, whether upon regular payment or acceleration or otherwise, exceeds the Legal Rate, it shall conclusively be deemed a mutual mistake. Such excess shall be canceled automatically, and, if theretofore paid, shall, at the option of Holder, either be rebated to Maker or credited in reduction of the outstanding principal balance of this Note, or, if this Note has been repaid, such excess shall be rebated to Maker. In the event of a conflict between the provisions of this paragraph and the provisions of any other portion of this Note or any other Loan Instrument, the provisions of this paragraph shall control.
11.    Waiver and Consent. Maker waives all requirements for presentment, protest, notice of protest, notice of dishonor, demand for payment and diligence in collection of this Note or the Loan Instruments, and any and all other notices and matters of a like nature, except for those expressly required by the Loan Instruments. Without notice to Maker and without discharging Maker's liability hereunder, Maker consents to any extension of time (whether one or more) of payment of this Note, release of all or any part of the security for the payment of this Note or release of any Person liable for payment of this Note.
12.    Miscellaneous. This Note may be changed only by an agreement, in writing, signed by Maker and Holder. Maker waives and renounces all homestead exemption rights as to the Obligations or any renewal or extension thereof. No failure or delay on the part of Holder in exercising any Remedy pursuant to this Note or any Loan Instrument, and no course of dealing between Maker and Holder, shall operate as a waiver of any Remedy, nor shall any single or partial exercise of any Remedy preclude any other or further exercise thereof or the exercise of any other Remedy. All Remedies expressly provided for in the Loan Instruments are cumulative, and are not exclusive of any rights, powers, privileges or remedies which Holder would otherwise have at law or equity. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances, nor shall any such notice or demand constitute a waiver of the right of Holder to take any other or further action in any circumstances without notice or demand.
13.    Joint and Several Liability/Severability. The obligations of each Person and entity comprising Maker shall be joint and several. The unenforceability or invalidity of any provision of this Note as to any Person or circumstance shall not render that provision unenforceable or invalid as to any other Person or circumstance, and all provisions hereof, in all other respects, shall remain valid and enforceable.
14.    Recourse. This Note is and shall be full recourse to Maker.
15.    Business Day. If any payment required hereunder or under any other Loan Instrument becomes due on a day that is not a Business Day, then such payment shall be due and payable on the immediately preceding Business Day.

16.    Successors and Assigns. "Maker" and "Holder" shall be deemed to include the respective heirs, administrators, legal representatives, successors and assigns of Maker and Holder.
17.    Time is of the Essence. Time is of the essence with respect to each and every provision hereof.
18.    Governing Law. This Note shall be governed by, and construed and enforced in accordance with the laws of the State, other than such laws with respect to conflicts of laws.
19.    Inconsistencies. In the event of any inconsistencies between the terms of this Note and the terms of any other Loan Instruments, the terms of this Note shall prevail.
20.    Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

[Signature Page for Promissory Note]
IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER:

KR ONE PASEO RESIDENTIAL, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel

KR ONE PASEO RETAIL, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel
[Signatures continued on the following page]

KR ONE PASEO OFFICE, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel